Exhibit 5

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

June 4, 2009

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin  53202

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation (the “Corporation”), in connection with the issuance of up to 14,500,000 shares of common stock, $1.00 par value (the “Shares”), pursuant to the Marshall & Ilsley Corporation 2009 Employee Stock Purchase Plan and the Marshall & Ilsley Corporation 2009 Equity Incentive Plan.  In accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the Corporation has prepared and will file a Registration Statement on Form S-8 (the “Registration Statement”) with the Commission on or about June 4, 2009.

We have examined:  (1) the Registration Statement, (2) the Restated Articles of Incorporation, as amended, and the Amended and Restated By-Laws of the Corporation, (3) certain resolutions of the Corporation’s Board of Directors, and (4) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

Based on and subject to the foregoing, we are of the opinion that the Shares, when issued as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WI, WASHINGTON DC, AND SHANGHAI PRC

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS